Exhibit 10.17

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SETTLEMENT & LICENSE AGREEMENT

This Settlement Agreement is entered into by and between Vision Ease Lens, Inc., (“VEL”), a Minnesota corporation having its principal place of business at One Meridian Crossings, Suite 850, Minneapolis, Minnesota 55423 and Younger Mfg. Co., a California corporation having its principal place of business at 2925 California Street, Torrance, California 90503 (“Younger”).

RECITALS

WHEREAS, VEL brought a civil action against Younger in the United States District Court for the District of Minnesota, Civil No. 02CV-12 JMR/VLN (the “Action”) alleging that Younger has infringed and is infringing U.S. Patent No. 6,328,446 (the “‘446 Patent”);

WHEREAS, Younger brought Counterclaims against VEL in the aforesaid Action alleging invalidity, unenforceability, and noninfringement of the ‘446 Patent;

WHEREAS, the Parties desire to resolve and settle any and all disputes between them relating to the aforementioned recitals;

NOW, THEREFORE, in consideration of the foregoing and the further promises, covenants, and obligations hereinafter set forth. the parties agree to the following terms and conditions:

Terms and Conditions

1.                                      License Agreement

On the date this Settlement Agreement is executed (“Effective Date”), the Parties shall also execute the License Agreement set forth in Exhibit A.  The License Agreement is incorporated herein by reference.

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2.                                      Releases and Covenants

By execution of this Settlement Agreement, the Parties, for themselves and their agents, representatives, successors, and assigns, hereby forever release and discharge one another, their affiliates, subsidiaries, shareholders, directors, officers, employees, representatives, agents, attorneys, successors, and assigns from any and all claims that were asserted or could have been asserted in the Action, up to the date of this Settlement Agreement.  Except as explicitly released in the foregoing sentence or as released by the effect of the license contained in the License Agreement executed herewith, the parties do not intend and do not make any releases of each other, or any other person or entity.  The release granted in this section shall be void and of no effect in the event either party breaches its obligations under this Settlement Agreement or the License Agreement.

3.                                      Dismissal of Pending Action

Promptly upon the execution of this Agreement, the Parties agree to execute and file a joint motion to dismiss the Action with prejudice and without an award of costs or fees to any party.  The joint motion shall be in the form set forth in the attached Exhibit B.

4.                                      Press Release

Upon execution and delivery of this Agreement, the parties agree to the release of a joint press release concerning the settlement of the Action using the text attached as Exhibit C hereto.

5.                                      Confidentiality of Settlement Agreement

Absent prior written approval of both Parties, the terms of this Settlement Agreement, including terms of the License Agreement, shall be treated as confidential and shall not be disclosed to any third party, except (a) as required by a governmental regulation or rule, or

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generally accepted accounting principles, (b) as ordered by a court of competent jurisdiction, (c) as is reasonably required by financial institutions, or accountants, and, (d) in accordance with the Press Release.

6.                                      Confidentiality of Records

The Parties agree to return or destroy the other’s respective confidential documentation produced during the Actions as set forth in the Stipulation and Protective Orders entered during those lawsuits.  The provisions of this Settlement Agreement supersede any inconsistent provisions in said Stipulation and Protective Orders.

7.                                      Requisite Authorities

The signatories to this Settlement Agreement warrant that they have authority to bind the parties they represent.  This Settlement Agreement may be executed in counterparts, each of which shall constitute together one and the same instrument.

8.                                      Assigns, Successors, and Transferees

The obligations of the Settlement Agreement and the License Agreement shall bind assigns, successors-in-interest, or transferees of the Parties.  The License Agreement is subject to the restrictions on assignment set forth in Section 10.3 of the License Agreement.

9.                                      Admissions

This Settlement Agreement is entered into for purposes of compromise, and neither the fact of this Settlement Agreement or the License Agreement nor any of its provisions shall constitute an admission or be utilized as such (a) by any third party for any purpose, nor (b) by either party to this Settlement Agreement as against the other, except to prove and enforce the terms of this Settlement Agreement.

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10.                               Modification and Waiver

Failure by any party to enforce any provision of this Settlement Agreement or the License Agreement shall not be deemed a waiver of that provision or any other provision of this Settlement Agreement or the License Agreement.  Any claim of waiver of any right, obligation, term, or condition of this Settlement Agreement and any claim that any provision of this Settlement Agreement or the License Agreement has been modified, altered, amended, or otherwise changed shall be null and void unless such waiver, modification, or amendment is made in writing and signed by authorized representatives of each of the Parties.

11.                               Severability

If any term or provision of this Settlement Agreement and License Agreement is found to be invalid under any applicable statute or rule of law then, that provision notwithstanding, this Agreement shall remain in full force and effect and such provision shall be deleted.

12.                               Notice and Cure

Prior to bringing any action to enforce an alleged violation of this Agreement, a Party shall give the alleged violator written notice of the nature of the alleged violation.  Notice permitted or required to be given under this Settlement Agreement shall be deemed sufficient if given in writing by facsimile, commercial air delivery service or by registered or certified air mail, postage prepaid, return receipt requested, addressed to the respective addresses of the parties set forth below or at such other address as the respective parties may designate by like notice from time to time.  Notices so given shall be effective upon the earlier of:  (a) receipt by the party to which notice is given (which, in the instance of a facsimile, shall be deemed to have occurred at the time that the machine transmitting the facsimile verifies a successful transmission of the facsimile); (b) on the fifth business day following the date such notice was

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deposited in the mail; or (c) on the second business day following the date such notice was delivered to a next-day commercial air delivery service.  This notice shall be sent to:

If to Younger:	David Rips, President
Younger Mfg. Co.
2925 California Street
Torrance, California 90503
Fax: (310) 783-4724

With a copy to:	David H. Dicker, Esq.
DICKER & DICKER, LLP
16530 Ventura Boulevard, Suite 609
Encino, California 91436
Fax: (818) 971-3747

If to VEL:	Vision Ease Lens, Inc.
One Meridian Crossings
Suite 850
Minneapolis, Minnesota 55423
Attn: Chief Executive Officer
Fax: (952) 851-6050

With a copy to:	Oppenheimer Wolff & Donnelly LLP
840 Newport Center Drive
Suite 700
Newport Beach, California 92660
Attn: James W. Inskeep
Fax: (949) 823-6031

The alleged violator shall have twenty (20) business days following receipt of this notice to remedy the violation prior to the filing of an action.

13.                               Fees and Costs

All parties shall bear their own fees and costs arising out of or related to the Action.

14.                               Governing Law

This Agreement shall be construed under the laws of the State of Minnesota.

15.                               Headings

The inclusion of headings in this Settlement Agreement is for convenience only and shall not affect the construction or interpretation hereof.

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IN WITNESS HEREOF, the parties have caused this Settlement Agreement to be executed by their duly authorized representatives effective as of the date on which both parties have signed this Settlement Agreement as set forth below.

YOUNGER MFG. CO.		VISION-EASE LENS, INC.

By:	/s/ Joseph David Rips	By:	/s/ Kurt Peterson

Its:	President & CEO	Its:	Sr. Vice President & CEO

Dated:	March 14, 2003	Dated:	March 17, 2003

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EXHIBIT A

LICENSE AGREEMENT I

This License Agreement (this “Agreement”), dated as of March 13, 2003, is entered into by and between VISION-EASE LENS, INC., a Minnesota corporation having its principal place of business at One Meridian Crossings, Suite 850, Minneapolis, Minnesota 55423 (“VEL”) and YOUNGER MFG. CO., a California corporation having its principal place of business at 2925 California Street, Torrance, California 90503 (“Younger”).

WHEREAS, VEL brought a civil action against Younger in the United States District Court for the District of Minnesota, Civil No. 02CV-12 JMR/VLN (the “Action”) alleging that Younger has infringed and is infringing U.S. Patent No. 6,328,446 (the “‘446 Patent”);

WHEREAS, Younger brought Counterclaims against VEL in the aforesaid Action alleging invalidity, unenforceability, and non-infringement of the ‘446 Patent;

WHEREAS, the parties desire to resolve and settle any and all disputes between them relating to the aforementioned recitals without an admission of liability by either Party;

WHEREAS, a portion of the resolution and settlement of these disputes between the parties includes the grant of a royalty bearing license to the ‘446 Patent;

NOW, THEREFORE, in consideration of the foregoing and the further premises, covenants, and obligations hereinafter set forth, the parties agree to the following terms and conditions:

1.                                      Definitions.

1.1                                 “Affiliate” means, with respect to any party hereto, any entity that, directly or indirectly, controls, is controlled by, or is under common control with such party.  As used in this definition, “control” (and its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of more than forty percent (40%) of the voting shares of such entity or the power to direct or cause the direction of management or policies (whether through beneficial ownership of securities or other ownership interests, by management position, by contract or otherwise).

1.2                                 “Effective Date” means the date on which this Agreement is duly executed by VEL and Younger.

1.3                                 “Licensed Field” means the field of polycarbonate, molded, ophthalmic lenses with polarization, and specifically excludes polycarbonate, molded ophthalmic lenses with photochromic or other properties.

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1.4                                 “Licensed Younger Products” means Younger products encompassed by any claim of the VEL Patents not dedicated to the public.

1.5                                 “Licensed VEL Products” means VEL products encompassed by any claim of the Younger Patents not dedicated to the public.

1.6                                 “Net Sales Price” means the gross amount invoiced by Younger for sales under this Agreement, less (a) quantity and cash discounts actually allowed; (b) actual product returns, credits and allowances; (c) freight, insurance, taxes. customs, duties and other government charges if separately set forth in the invoiced amount.  Such deducted amounts shall be determined from books and records maintained in accordance with GAAP.  No deductions shall be made for commissions paid to individuals, whether they are with independent sales agencies or regularly employed by Younger and on its payroll, or for the cost of collections.

1.7                                 “VEL Patents” means claims of U.S. Patent Nos. 5,757,459, 5,856,860, 5,827,614 and 6,328,446, all foreign patents equivalent thereto, any predecessor applications, and all reissues, re-examinations, continuations, continuation-in-part applications, or divisionals of or to such patents, including but not limited to, U.S. Patent Application Serial No. 09/848,594 filed May 3, 2001 and U.S. Patent Application Serial No. 10/183,088 filed June 26, 2002.

1.8                                 “Younger Patents” means claims of U.S. Patent No. 6,220,703, all foreign patents equivalent thereto, any predecessor applications and any and all reissues, reexaminations, continuations, continuation-in-part application, or divisionals of or to such patent, including but not limited to, U.S. Patent Nos. 6,413,641 and 6,432,327, and U.S. Patent Application Serial No. 09/832,083 filed April 9, 2001 and U.S. Patent Application Serial No. 10/037,673 filed January 3, 2002.

2.                                      License.

2.1                                 License Grant.  Subject to the terms and conditions of this Agreement, and for the consideration set forth in Section 2.2, VEL hereby grants to Younger, during the term, a worldwide. non-exclusive, non-sublicensable, license under the VEL Patents to make, use, sell, have sold, distribute, transfer or otherwise convey Licensed Younger Products for consideration in the Licensed Field.

2.2                                 Consideration.  In consideration for the license granted in Section 2.1, Younger agrees to the following:

(a)              Discount on VEL Purchases.  Discount on VEL Purchases.  Younger shall issue a credit of Two Hundred Fifty Thousand Dollars ($250,000.00) to VEL to be taken as a five percent (5%) discount to the selling price, based upon prices no less favorable than those charged to customers with generally similar purchasing levels and in no event shall the prices charged to VEL increase at a greater rate than those with generally similar purchasing levels, of all products sold

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by Younger to VEL between January 1, 2003 and December 31, 2004.  The discount will be applied to each invoice issued by Younger to VEL for such products.  In the event VEL does not utilize the full credit of Two Hundred Fifty Thousand Dollars ($250,000.00) by December 31, 2004, and said failure is due to no fault of Younger, then the discount shall terminate on such date.  If VEL is unable to use the full credit by December 31,2004 due in whole or in part to Younger’s inability to fill VEL purchase orders or other fault of Younger, VEL will receive the discount beyond December 31, 2004 and until the full amount of the credit has been exhausted

(b)             Royalties.

(i)                                     Rate. Younger shall pay VEL a royalty on the Net Sales Price of all Licensed Younger Products sold, distributed, conveyed or otherwise transferred by Younger after January 1, 2003 according to the following schedule for each calendar year:
Year-To-Date Net Sales	Royalty Rate

$[*REDACTED*] Million	[*REDACTED*]%
$[*REDACTED*] Million	[*REDACTED*]%
$[*REDACTED*] Million	[*REDACTED*]%
$[*REDACTED*] Million	[*REDACTED*]%

(ii)                                  Payment.  All royalties payable under this Section 2.2(b) shall be paid within thirty (30) days of the end of each calendar quarter to which such royalty payment relates.  Each royalty payment will be accompanied by a written statement, in a form reasonably satisfactory to VEL showing the number of Licensed Younger Products sold by Younger during such quarter and the amount of the royalty payable to VEL in respect thereof, together with such other information as VEL may reasonably request to ensure the accuracy of the royalty calculation.
(iii)                               Royalty Term.  The license granted in Section 2.1 shall become a fully paid up license either (a) [*REDACTED*] years from the Effective Date, or (b) at the time Younger has paid a cumulative total of [*REDACTED*] in royalties under Section 2.2(b), whichever occurs first.

(c)              License.  Younger hereby grants to VEL, a fully paid-up, irrevocable, worldwide, non-sublicensable, non-exclusive license under the Younger Patents to make, use, sell, have sold, distribute, transfer or otherwise convey Licensed VEL Products for consideration.  The grant of this license shall survive the expiration of this Agreement.  Notwithstanding the foregoing, VEL shall have the right to grant a sublicense to any Affiliate of VEL or BMC Industries, Inc. (“BMC”) of which either VEL or BMC own at least eighty percent (80%) of the voting shares of such entity as described in Section 10.3 herein.

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(d)             Credit Agreement.  As part of the consideration for entering into this Agreement, Younger shall reasonably extend credit terms, consistent with terms issued to other customers of Younger, for amounts in excess of [*REDACTED*].  Should VEL’s account become more than thirty (30) days past due, then and in that event, Younger may withhold payment under the terms of this Agreement until such time as the debt owed by VEL is paid in full.

3.                                      Audit Rights.

3.1                                 Audit.  Younger shall keep complete and accurate books of account and records of all sales of Licensed Younger Products pursuant to the license granted under Section 2.1 sufficient to determine the royalty payments required pursuant to Section 2.2(b).  Younger shall maintain these records for three (3) years after termination or expiration of this Agreement, during which time and during reasonable business hours, upon prior notice, and without undue interruption of the business and operations of Younger, VEL shall have the right to have such books and records audited once a year, unless circumstances exist that reasonably support more than one audit during any given year, so as to verify the accuracy of the payments to VEL.  Younger shall fully cooperate with VEL and its designees in conducting any audit, including but not limited to providing copies, back-up documents, and persons to explain any documents or procedures.  The audit shall be conducted by an independent third party and all information disclosed during said audit shall remain confidential except as necessary to report the findings, including the reason for any inaccurate accounting, to VEL or as otherwise required to be reported to VEL by Younger under the terms of this Agreement.

3.2                                 Rights Pending Audit Results.  In the event that the audit reveals an underpayment by Younger of the royalty payments required by Section 2.2(b), Younger shall pay the difference, plus interest calculated at a rate of ten percent (10%) per annum. If such underpayment is in excess of five percent (5%) of the amount determined to be due by the auditor for same period, the cost of the audit will be paid by Younger.

4.                                      Additional Licenses.

4.1                                 [*REDACTED*]

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5.                                      No Warranty; Validity; Infringement; Marking.

5.1                                 No Warranty.  VEL makes no representation or warranty of any kind, express or implied, nor assumes any responsibilities whatsoever, to Younger, their respective customers or others, with respect to the manufacture, use, sale or other disposition of Licensed Younger Products pursuant to the licenses granted in Section 2.1.  Nothing in this Agreement will be construed as an admission, warranty or representation as to the validity or scope of any patent or the non-infringement of any third-party patents or intellectual property; that VEL will assert or defend any patent; or that the Younger will be successful in using the VEL Patents under this Agreement.

5.2                                 Validity.  Younger agrees that, during the term of this Agreement, it will not challenge the validity or enforceability of any of the VEL Patents and will not directly or indirectly support such a challenge by any third party.  In the event that a third party makes such a challenge and a court of competent jurisdiction renders a final and binding judgment or decision holding all of the applicable claims of the VEL Patents to be invalid and/or unenforceable, then this Agreement will terminate.

5.3                                 Third-Party Infringement.  Younger shall use its commercially reasonable best efforts to promptly notify VEL of any infringement of the VEL Patents or any other rights relating to the VEL Patents, or any act of unfair competition by third parties relating to the VEL Patents, whenever such infringement or act comes to Younger’s attention.  VEL shall have the right but not the obligation to take such action as VEL deems appropriate to stop such infringement or act.  In connection therewith, Younger shall fully cooperate with VEL to respond to such infringement or act.  VEL shall reimburse Younger for the cost of reasonable attorneys’ fees or other costs incurred to cooperate with VEL in responding to any such third party infringement.  Younger agrees that VEL shall have the sole power in its discretion to take legal action or other action before any court or governmental authority with respect to the infringement or the protection of any of the VEL Patents.

5.4                                 Marking.  Younger shall mark all Licensed Younger Products and containers therefor with applicable patent numbers from the VEL Patents in accordance with 35 U.S.C. § 287.  VEL shall mark all Licensed VEL Products and containers therefor with applicable patent numbers from the Younger Patents in accordance with 35 U.S.C. § 287.

6.                                      Confidentiality.

6.1                                 Definition.  “Confidential Information” means any information which is disclosed in any tangible form and (a) is clearly labeled or marked as confidential, proprietary or its equivalent, (b) is disclosed orally or visually, is designated confidential, proprietary or its equivalent at the time of its disclosure and is reduced to writing and clearly marked or labeled as confidential, proprietary or its equivalent within thirty (30) days of disclosure, or (c) is of a nature that could reasonably be expected to be confidential at the time of disclosure; provided that “Confidential

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Information” does not include information that (i) was in the receiving party’s possession or was known to it prior to its receipt from the disclosing party; (ii) is or becomes public knowledge without the fault of the receiving party; (iii) is or becomes rightfully available on an unrestricted basis to the receiving party from a source other than the disclosing party; (iv) becomes available on an unrestricted basis to a third party from the disclosing party or from someone acting under the disclosing party’s control or (v) is independently developed without reference to any Confidential Information of the disclosing party as evidenced by contemporaneous written records.

6.2                                 Obligation.  No party hereto will disclose, directly or indirectly, or use for any purposes other than in connection with this Agreement, any Confidential Information received from any other party without the prior written consent of such other party, and will keep such Confidential Information in confidence using at least the same degree of care it uses to protect its own proprietary information, but in no event less than reasonable case.

7.                                      Representation and Warranties.

7.1                                 Representations and Warranties of the VEL.

(a)              Title.  VEL is the sole owner of the VEL Patents and has the right to license the VEL Patents to Younger pursuant to this Agreement.

(b)             Authority.  VEL has the necessary power and authority to enter into and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by VEL have been duly authorized by VEL.  This Agreement constitutes the legal, valid and binding obligation of VEL, enforceable in accordance with its terms, (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or by general principles of equity).

(c)              No Conflicting Grants.  VEL has not, and will not grant to any third party any licenses or other rights under the VEL Patent Rights which will materially interfere with the Younger’s rights hereunder, except as otherwise permitted under this Agreement.

7.2                                 Representation and Warranties of Younger.

(a)              Title.  Younger is the sole owner of the Younger Patents and has the right to license the Younger Patents to VEL pursuant to this Agreement.

(b)             Authority.  Younger has the necessary power and authority to enter into and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of

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this Agreement and the consummation of the transactions contemplated hereby by Younger have been duly authorized by Younger.  This Agreement constitutes the legal, valid and binding obligation of Younger, enforceable in accordance with its terms, (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or by general principles of equity).

(c)              No Conflicting Grants.  Younger has not, and will not grant to any third party any licenses or other rights under the Younger Patents which will materially interfere with the VEL’s rights hereunder, except as otherwise permitted under this Agreement.

8.                                      Indemnification.

8.1                                 Younger Indemnification.  Younger shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold VEL, its members, officers, employees and Affiliates, harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys’ fees, arising out of (1) the death of or injury to any person or out of any damage to property resulting from the production, manufacture, sale, use, lease, or advertisement of Licensed Younger Products or (2) any obligation of Younger under this Agreement or (3) out of any breach of any representation, warranty, or covenant expressly made by Younger in this Agreement.

8.2                                 VEL Indemnification.  VEL shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold Younger, its members, officers, employees and Affiliates, harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys’ fees, arising out of (1) the death of or injury to any person or out of any damage to property resulting from the production, manufacture, sale, use, lease, or advertisement of Licensed VEL Products or (2) any obligation of VEL under this Agreement or (3) out of any breach of any representation, warranty, or covenant expressly made by VEL in this Agreement.

9.                                      Term and Termination.

9.1                                 Term.  The term of this Agreement and the licenses granted hereunder will commence on the Effective Date and continue until the expiration of the last to expire of the VEL Patents and Younger Patents, or the earlier termination of this Agreement pursuant to Sections 9.2 or 9.3.

9.2                                 Termination by Younger.  Younger may terminate this Agreement upon written notice to VEL in the event of a material breach by VEL of this Agreement after the expiration of the time to cure as set forth in 10.9 herein below.

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9.3                                 Termination by the VEL.  VEL may terminate this Agreement and the license granted hereunder upon written notice to Younger in the event of a material breach by Younger of this Agreement after the expiration of the time to cure as set forth in 10.9 herein below.

9.4                                 Rights and Obligations on Termination.  In the event of the termination of this Agreement by either party, (a) the obligations of all parties under the terms of Section 6 will survive termination; (b) Younger shall not thereafter sell Licensed Younger Products or otherwise engage in activities that were permitted pursuant to the license granted in this Agreement; and (c) VEL shall not thereafter sell Licensed I VEL Products or otherwise engage in activities that were permitted pursuant to the License granted in this Agreement.

10.                               Miscellaneous.

10.1                           No Implied Waivers.  No failure or delay on the part of VEL or Younger in exercising any right, power, remedy or privilege under this Agreement or provided by statute or at law or in equity or otherwise, including, without limitation, the right or power to terminate this Agreement, will impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor will any single or partial exercise of any such right, power remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

10.2                           Relationship of the Parties.  Nothing contained in this Agreement is intended or is to be construed to constitute Younger and VEL as partners or joint venturers.  Except as expressly provided herein, no party hereto will have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other party or to bind any other party to any contract agreement or undertaking with any third party.

10.3                           Successors and Assigns.  Neither party to this Agreement may assign this Agreement, in whole or in part, without the express written prior consent of the other party hereto, except in connection with the sale of all or substantially all of the assets or business of either party hereto, in which event consent will not be unreasonably withheld.  However, VEL and Younger may assign or otherwise transfer its rights and obligations under this Agreement to any Affiliate of which VEL, BMC or Younger owns at least eighty percent (80%) of the voting shares of such entity, provided that such assignee agrees in writing to be bound by the terms and conditions of this Agreement as though such assignee were a signatory to this Agreement.  Any prohibited assignment will be null and void.  All terms and conditions of this Agreement will be binding on and inure to the benefit of the successors and permitted assigns of the parties.

10.4                           Amendments.  No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent by VEL or Younger to any

PLEASE NOTE THAT CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS AGREEMENT AND NOTED AS “*REDACTED*” PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

departure therefrom, will in any event be effective unless the same is in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by VEL and Younger, and each amendment, modification, waiver, termination or discharge will be effective only in the specific instance and for the specific purpose for which given.  No provision of this Agreement may be varied, contradicted or explained by any other agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by VEL and Younger.

10.5                           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Minnesota, USA, as applied to contracts made and performed entirely within the State of Minnesota, without reference to the principles of conflicts of laws, except that the laws of the United States will apply to questions regarding the validity, infringement or enforceability of U.S. patents rights relating to the subject matter of this Agreement.

10.6                           Dispute Resolution.  VEL and Younger hereby agree to the following dispute resolution procedure:

(a)              VEL and Younger agree to mediate any dispute or claim arising between them out of this Agreement, or any transactions arising hereunder, before resorting to court action or arbitration.  Within ten (10) business days of a demand for mediation by either party, the other party shall submit a list of three (3) potential mediators along with potential times, dates, and locations for any such mediation.  If the parties cannot agree to the selection of a mediator, they shall each choose one mediator and the two mediators chosen shall select the third mediator to be utilized.  It is the intention of the parties that any mediation demanded hereunder shall be held and completed within sixty (60) days of any demand unless a written agreement to extend is entered into between the Parties.  If the dispute is not resolved through mediation within the allotted time, either party may commence litigation or pursue other dispute resolution.

(b)             If, for any dispute or claim to which this provision applies, any party commences an action, whether in arbitration or a court action, without first attempting to resolve the matter through mediation, or a party refuses to mediate after demand has been made, then that party shall not be entitled to recover attorneys fees, even if they would otherwise be available to that party in any such action.

10.7                           Severability.  If any provision hereof should be held invalid, illegal or enforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.  To the extent permitted by applicable law, VEL and

PLEASE NOTE THAT CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS AGREEMENT AND NOTED AS “*REDACTED*” PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Younger hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

10.8                           Entire Agreement.  This Agreement, together with any agreements or other documents executed contemporaneously herewith, or expressly referenced herein or therein, constitutes, on and as of the Effective Date, the entire agreement of VEL and Younger with respect to the subject matter hereof, and all prior understandings or agreements, whether written or oral, between VEL and Younger with respect to such subject matter are hereby superseded in their entirety.  If there should be any conflict between the terms of this Agreement and the. terms of the Settlement Agreement entered into contemporaneously herewith, the terms of the Settlement Agreement shall prevail.

10.9                           Notices.  All notices, requests and other communications to VEL or Younger hereunder will be in writing, will refer specifically to this Agreement and will be personally delivered or sent by internationally recognized courier (such as Federal Express), cost pre-paid, or by registered or certified mail with return receipt requested, postage prepaid, in each case to the respective address specified below (or to such address as may be specified in writing to the other party hereto).  Any notice or communication given in conformity with this Section 10.9 will be deemed to be effective upon signed receipt.  Notices shall be sent to:

If to Younger:	David Rips, President
Younger Mfg. Co.
2925 California Street
Torrance, California 90503
Fax: (310) 783-4724

With a copy to:	David H. Dicker, Esq.
DICKER & DICKER, LLP
16530 Ventura Boulevard, Suite 609
Encino, California 91436
Fax: (818) 971-3747

If to VEL:	Vision Ease Lens, Inc.
One Meridian Crossings
Suite 850
Minneapolis, Minnesota 55423
Attn: Chief Executive Officer
Fax: (952) 851-6050

With a copy to:	Oppenheimer Wolff & Donnelly LLP
840 Newport Center Drive
Suite 700
Newport Beach, California 92660
Attn: James W. Inskeep
Fax: (949) 823-6031

PLEASE NOTE THAT CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS AGREEMENT AND NOTED AS “*REDACTED*” PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Prior to bringing any action to enforce an alleged violation of this Agreement or demand for mediation hereunder, a Party shall give the alleged violator written notice of the nature of the alleged violation.  The alleged violator shall have twenty (20) business days following receipt of this notice to remedy the violation prior to the filing of an action or demand for mediation by the other party.

PLEASE NOTE THAT CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS AGREEMENT AND NOTED AS “*REDACTED*” PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF each of the parties hereto has caused its duly authorized officer or person to sign this License Agreement as of the date first above written.

VISION-EASE LENS, INC.

By:	/s/ Kurt Peterson	Date:	March 17, 2003

Its:	Sr. Vice President & CFO

YOUNGER MFG. CO.

By:	/s/ Joseph David Rips	Date:	March 14, 2003

Its:	President & CEO